Exhibit 99.1

FXCM Inc. Announces Fourth Quarter 2015 Results

Releases February 2016 Customer Trading Metrics

Fourth Quarter 2015 Highlights:

•	U.S. GAAP net revenues from continuing operations of $67.0 million

•	U.S. GAAP net loss attributable to FXCM Inc. from continuing operations of $85.7 million or $15.75(1) per fully diluted share, including a $99.9 million loss on derivative liability

•	U.S. GAAP net revenues from discontinued operations of $12.3 million

•	U.S. GAAP net loss attributable to FXCM Inc. from discontinued operations of $19.3 million or $3.54 (1) per fully diluted share

•	Adjusted EBITDA from continuing and discontinued operations of $12.6 million

•	Strong combined operating cash position of $239.6 million and regulatory surplus of $82.2 million at December 31, 2015

February 2016 Customer Trading Metrics from Continuing Operations(2) Highlights:

•	Retail customer trading volume(3) of $309 billion in February 2016, 7% lower than January 2016 and 36% higher than February 2015.

•	Institutional customer trading volume(3) of $53 billion in February 2016, 47% higher than January 2016 and 18% higher than February 2015.

NEW YORK – March 10, 2016 – (NYSE:FXCM), a leading online provider of foreign exchange, or FX, trading and related services, today announced for the quarter ended December 31, 2015, U.S. GAAP trading revenue from continuing operations of $65.4 million, compared to $93.5 million for the quarter ended December 31, 2014. U.S. GAAP net loss attributable to FXCM Inc. from continuing operations was $85.7 million for the quarter ended December 31, 2015, or $15.75(1) per fully diluted share, compared to U.S. GAAP net income attributable to FXCM Inc. from continuing operations of $13.3 million, or $2.92(1) per fully diluted share, for the quarter ended December 31, 2014.

For the twelve months ended December 31, 2015, U.S. GAAP trading revenue from continuing operations was $250.0 million, compared to $338.8 million for the twelve months ended December 31, 2014. U.S. GAAP net loss attributable to FXCM Inc. from continuing operations was $513.6 million for the twelve months ended December 31, 2015 or $100.96(1) per fully diluted share, compared to U.S. GAAP net income attributable to FXCM Inc. from continuing operations of $11.9 million, or $2.70(1) per fully diluted share, for the twelve months ended December 31, 2014.

Results from operations for the quarter ended December 31, 2015 included a loss on derivative liability of $99.9 million and results from the twelve months ended December 31, 2015 included a loss on derivative liability of $354.7 million. In each case, the loss/gain is a non-cash item relating to the increase/decrease in value of the Leucadia Letter Agreement. The Letter Agreement is a component of the financing package provided by Leucadia National Corp. (“Leucadia”). On January 15, 2015, FXCM’s customers suffered negative equity balances due to the unprecedented move in the Swiss Franc after the Swiss National Bank (“SNB”) discontinued its peg of the Swiss Franc to the Euro. On January 16, 2015, FXCM entered into a financing agreement with Leucadia that permitted FXCM’s regulated subsidiaries to meet their regulatory capital requirements and continue normal operations after significant losses were incurred resulting from the events of January 15, 2015.

U.S. GAAP trading revenue from discontinued operations for the quarter ended December 31, 2015 was $11.3 million, compared to $31.2 million for the quarter ended December 31, 2014. U.S. GAAP net loss attributable to FXCM Inc. from discontinued operations was $19.3 million for the quarter ended December 31, 2015, or $3.54(1) per fully diluted share compared to U.S. GAAP net income attributable to FXCM Inc. from discontinued operations of $2.5 million, or $0.54(1) per fully diluted share, for the quarter ended December 31, 2014.

U.S. GAAP trading revenue from discontinued operations for the twelve months ended December 31, 2015 was $71.5 million, compared to $102.5 million for the twelve months ended December 31, 2014. U.S. GAAP net loss attributable to FXCM Inc. from discontinued operations was $40.3 million for the twelve months ended December 31, 2015, or $7.93(1) per fully diluted share, compared to U.S. GAAP net income attributable to FXCM Inc. from discontinued operations of $5.3 million or $1.20(1) per fully diluted share, for the twelve months ended December 31, 2014.

Adjusted EBITDA from continuing and discontinued operations for the quarter ended December 31, 2015 was $12.6 million, compared to $40.8 million for the quarter ended December 31, 2014.

Adjusted EBITDA from continuing and discontinued operations for the twelve months ended December 31, 2015 was $38.2 million, compared to $107.3 million for the twelve months ended December 31, 2014.

Adjusted EBITDA is a Non-GAAP financial measure. This measure does not represent and should not be considered as a substitute for net income, net income attributable to FXCM Inc. or net income per Class A share or as a substitute for cash flow from operating activities, each as determined in accordance with U.S. GAAP, and our calculations of these measures may not be comparable to similarly entitled measures reported by other companies. See “Non-GAAP Financial Measures” beginning on A-3 of this release for additional information regarding these Non-GAAP financial measures and for reconciliations of such measures to the most directly comparable measures calculated in accordance with U.S. GAAP.

FXCM Inc. today announced certain key customer trading metrics for February 2016. Monthly activities included:

February 2016 Customer Trading Metrics from Continuing Operations (2)

Retail Customer Trading Metrics

•	Retail customer trading volume(3) of $309 billion in February 2016, 7% lower than January 2016 and 36% higher than February 2015.

•	Average retail customer trading volume(3) per day of $14.7 billion in February 2016, 11% lower than January 2016 and 29% higher than February 2015.

•	An average of 654,287 retail client trades per day in February 2016, 5% lower than January 2016 and 45% higher than February 2015.

•	Active accounts(4) of 175,522 as of February 29, 2016, an increase of 3,627, or 2%, from January 2016, and an increase of 6,374, or 4%, from February 2015.

•	Tradeable accounts(5) of 165,279 as of February 29, 2016, an increase of 2,643, or 2%, from January 2016, and a decrease of 19,198, or 10%, from February 2015.

Institutional Customer Trading Metrics

•	Institutional customer trading volume(3) of $53 billion in February 2016, 47% higher than January 2016 and 18% higher than February 2015.

•	Average institutional trading volume(3) per day of $2.5 billion in February 2016, 39% higher than January 2016 and 14% higher than February 2015.

•	An average of 50,373 institutional client trades per day in February 2016, 24% higher than January 2016 and 380% higher than February 2015.

More information, including historical results for each of the above metrics, can be found on the investor relations page of FXCM's corporate website www.fxcm.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of the financial performance of FXCM Inc. FXCM undertakes no obligation to publicly update or review previously reported operating data. Any updates to previously reported operating data will be reflected in the historical operating data that can be found on the Investor Relations page of the Company’s corporate website www.fxcm.com.

(1)	Earnings per share have been adjusted to reflect the impact of the one-for-ten reverse stock split of the Corporation’s issued and outstanding Class A common stock that became effective on October 1, 2015.

(2)	Customer Trading Metrics from Continuing Operations excludes discontinued operations of FXCM Japan and FXCM Hong Kong.

(3)	Volume that FXCM customers traded in period is translated into US dollars.

(4)	An Active Account represents an account that has traded at least once in the previous twelve months.

(5)	A Tradeable Account is an account with sufficient funds to place a trade in accordance with FXCM trading policies.

Selected Customer Trading Metrics from Continuing Operations

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	% Change	2015	2014	% Change

Total retail trading volume ($ in billions)	$956	$1,139	-16%	$3,862	$3,519	10%
Total active accounts	177,847	165,285	8%	177,847	165,285	8%
Trading days in period	65	64	2%	259	258	0%
Daily average trades	501,001	524,706	-5%	529,496	396,118	34%
Daily average trades per active account	2.8	3.2	-11%	3.0	2.4	24%
Retail trading revenue per million traded	$67	$74	-10%	$61	$88	-31%
Total customer equity ($ in millions)	$685.0	$901.2	-24%	$685.0	$901.2	-24%

Conference Call

As previously announced, FXCM will host a conference call to discuss the results at 4:45 p.m. (EDT). This conference call will be available to domestic participants by dialing 877.445.4603 and 443.295.9270 for international participants. The conference ID number is 58887797.

A live audio webcast, a copy of FXCM's earnings release, and presentation slides for this conference call will be available at http://ir.fxcm.com/.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this earnings release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and/or the Private Securities Litigation Reform Act of 1995, which reflect FXCM's current views with respect to, among other things, its operations and financial performance in the future. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about FXCM's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the events that took place in the currency markets on January 15, 2015 and their impact on FXCM's capital structure, risks associated with FXCM's ability to recover all or a portion of any capital losses, risks relating to the ability of FXCM to satisfy the terms and conditions of or make payments pursuant to the terms of the credit agreement with Leucadia, risks related to FXCM's dependence on FX market makers, market conditions, risks associated with the outcome of any potential litigation or regulatory inquiries to which FXCM may become subject as a result of the cybersecurity incident that was reported in a press release on October 1, 2015, risks associated with potential reputational damage to FXCM resulting from this cybersecurity incident, and the extent of remediation costs and other additional expenses that may be incurred by FXCM as a result of this security incident, and those other risks described under "Risk Factors" in FXCM Inc.'s Annual Report on Form 10-K, FXCM Inc.’s latest Quarterly Report on Form 10-Q, and other reports or documents FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov. This information should also be read in conjunction with FXCM's Consolidated Financial Statements and the Notes thereto contained in FXCM's Annual Report on Form 10-K, FXCM Inc.’s latest Quarterly Report on Form 10-Q, and in other reports or documents the FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Visit www.fxcm.com and follow us on Twitter @FXCM, Facebook FXCM, Google+ FXCM or YouTube FXCM.

About FXCM Inc.

FXCM Inc. (NYSE:FXCM) is a leading provider of online foreign exchange (FX) trading, CFD trading, spread betting and related services. Our mission is to provide global traders with access to the world’s largest and most liquid market by offering innovative trading tools, hiring excellent trading educators, meeting strict financial standards and striving for the best online trading experience in the market.

Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. In addition, FXCM offers educational courses on FX trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, which may result in losses that could exceed your deposits, therefore may not be suitable for all investors. Read full disclaimer.

Contacts

Jaclyn Klein, 646-432-2463
Vice-President, Corporate Communications and Investor Relations
jklein@fxcm.com

ANNEX I

FXCM Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues
Trading revenue	$65,370	$93,485	$250,042	$338,779
Interest income	595	519	1,827	2,012
Brokerage interest expense	(229)	(222)	(818)	(592)
Net interest revenue	366	297	1,009	1,420
Other income	1,258	7,964	151,227	10,853
Total net revenues	66,994	101,746	402,278	351,052
Operating Expenses
Compensation and benefits	20,969	19,081	93,413	91,761
Referring broker fees	11,125	24,110	54,827	79,762
Advertising and marketing	4,516	3,328	14,932	19,554
Communication and technology	7,473	8,605	33,545	37,051
Trading costs, prime brokerage and clearing fees	1,005	2,567	3,952	8,513
General and administrative	19,202	12,087	58,436	53,765
Bad debt (recovery) expense	(353)	-	256,950	-
Depreciation and amortization	7,195	7,054	28,331	27,560
Goodwill impairment loss	-	-	9,513	-
Total operating expenses	71,132	76,832	553,899	317,966
Operating (loss) income	(4,138)	24,914	(151,621)	33,086
Other expense
Loss on derivative liability — Letter Agreement	99,927	-	354,657	-
Loss on equity method investments, net	168	116	467	420
Interest on borrowings	22,736	3,065	126,560	12,186
(Loss) income from continuing operations before income taxes	(126,969)	21,733	(633,305)	20,480
Income tax (benefit) provision	(418)	3,126	181,198	4,492
(Loss) income from continuing operations	(126,551)	18,607	(814,503)	15,988
(Loss) income from discontinued operations, net of tax	(43,379)	3,590	(118,294)	3,659
Net (loss) income	(169,930)	22,197	(932,797)	19,647
Net (loss) income attributable to non-controlling interest in FXCM Holdings, LLC	(49,945)	7,204	(324,595)	8,960
Net (loss) attributable to other non-controlling interests	(15,035)	(767)	(54,273)	(6,464)
Net (loss) income attributable to FXCM Inc.	$(104,950)	$15,760	$(553,929)	$17,151

(Loss) income from continuing operations attributable to FXCM Inc.	$(85,691)	$13,310	$(513,600)	$11,879
(Loss) income from discontinued operations attributable to FXCM Inc.	(19,259)	2,450	(40,329)	5,272
Net (loss) income attributable to FXCM Inc.	$(104,950)	$15,760	$(553,929)	$17,151

Weighted average shares of Class A common stock outstanding:(1)
Basic	5,441	4,415	5,087	4,164
Diluted	5,441	4,551	5,087	4,401

Net (loss) income per share attributable to stockholders of Class A common stock of FXCM Inc.:(1)
Basic:
Continuing operations	$(15.75)	$3.01	$(100.96)	$2.85
Discontinued operations	(3.54)	0.55	(7.93)	1.27
Basic net (loss) income attributable to FXCM Inc.	$(19.29)	$3.56	$(108.89)	$4.12

Net (loss) income per share attributable to stockholders of Class A common stock of FXCM Inc.: (1)
Diluted:
Continuing operations	$(15.75)	$2.92	$(100.96)	$2.70
Discontinued operations	(3.54)	0.54	(7.93)	1.20
Diluted net (loss) income attributable to FXCM Inc.	$(19.29)	$3.46	$(108.89)	$3.90

Dividends declared per common share(1)	$-	$0.60	$-	$2.40

(1)	Adjusted to reflect the impact of the one-for-ten reverse stock split of the Corporation’s issued and outstanding Class A common stock that became effective on October 1, 2015.

A-1

FXCM Inc.

Condensed Consolidated Statements of Financial Condition

As of December 31, 2015 and December 31, 2014

(Amounts in thousands except share data)

(Unaudited)

	December 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$203,854	$256,887
Cash and cash equivalents, held for customers	685,043	901,227
Due from brokers	3,781	9,772
Accounts receivable, net	1,636	7,209
Deferred tax asset	-	9,065
Tax receivable	1,766	1,381
Current assets held for sale	233,937	548,506
Total current assets	1,130,017	1,734,047
Deferred tax asset	14	172,619
Office, communication and computer equipment, net	35,891	39,028
Goodwill	28,080	39,242
Other intangible assets, net	13,782	15,338
Notes receivable	7,881	9,381
Other assets	14,818	14,829
Noncurrent assets held for sale	-	362,943
Total assets	$1,230,483	$2,387,427
Liabilities and Stockholders' (Deficit) Equity
Current liabilities
Customer account liabilities	$685,043	$901,227
Accounts payable and accrued expenses	38,298	35,189
Revolving credit agreement	-	25,000
Due to brokers	1,073	15,983
Due to related parties pursuant to tax receivable agreement	145	5,352
Current liabilities held for sale	14,510	455,915
Total current liabilities	739,069	1,438,666
Deferred tax liability	719	1,698
Senior convertible notes	157,185	151,578
Credit agreement	147,729	-
Due to related parties pursuant to tax receivable agreement	-	145,224
Derivative liability — Letter Agreement	448,458	-
Other liabilities	16,044	5,957
Noncurrent liabilities held for sale	-	1,288
Total liabilities	1,509,204	1,744,411
Commitments and Contingencies
Stockholders’ (Deficit) Equity
Class A common stock, par value $0.01 per share; 3,000,000,000 shares authorized, 5,602,534(1) and 4,788,994(1) shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	56	48
Class B common stock, par value $0.01 per share; 1,000,000 shares authorized, 25 and 34 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	1	1
Additional paid-in capital(1)	267,369	274,139
(Accumulated deficit) retained earnings	(531,550)	22,379
Accumulated other comprehensive income (loss)	1,004	(11,879)
Total stockholders’ (deficit) equity, FXCM Inc.	(263,120)	284,688
Non-controlling interests	(15,601)	358,328
Total stockholders’ (deficit) equity	(278,721)	643,016
Total liabilities and stockholders’ (deficit) equity	$1,230,483	$2,387,427

(1)	Adjusted to reflect the impact of the one-for-ten reverse stock split of the Corporation’s issued and outstanding Class A common stock that became effective on October 1, 2015.

A-2

Non-GAAP Financial Measures

We use Non-GAAP financial measures to evaluate our operating performance, as well as the performance of individual employees. Management believes that these Non-GAAP measures when presented in conjunction with comparable U.S. GAAP measures are useful to investors to compare FXCM's results across several periods and facilitate an understanding of FXCM's operating results. These measures do not represent and should not be considered as a substitute for, or superior to, net income, net income attributable to FXCM Inc. or net income per Class A share or as a substitute for, or superior to, cash flow from operating activities, each as determined in accordance with U.S. GAAP, and our calculations of these measures may not be comparable to similarly entitled measures reported by other companies.

1.	Compensation Expense. Adjustments have been made to eliminate expense relating to stock-based compensation relating to the Company’s IPO as well as costs associated with the acquisition of V3 Markets, LLC. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these expenses.

2.	Compensation Expense / Lucid Minority Interest. Our reported U.S. GAAP results reflect the portion of the 49.9% of Lucid earnings allocated among the non-controlling members of Lucid based on services provided as a component of compensation expense under Allocation of income to Lucid members for services provided. Adjustments have been made to eliminate this allocation of Lucid's earnings attributable to non-controlling members. The Company's management believes that this adjustment provides a more meaningful view of the Company's operating expenses and the Company's economic arrangement with Lucid's non-controlling members. This adjustment has no impact on net income as reported by the Company.

3.	Acquisition Costs/Income. Adjustments have been made to eliminate certain acquisition-related costs/income. Given the nature of these items, they are not viewed by management as expenses/income incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these items.

4.	Regulatory and Legal Costs. Adjustments have been made to eliminate certain costs or recoveries (including client reimbursements, professional fees and settlements from lawsuits) associated with ongoing discussions and settling certain regulatory and legal matters. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these expenses.

5.	SNB Costs. Adjustments have been made to eliminate certain costs/income (including the net losses associated with client debit balances, costs related to the implementation of a Stockholder Rights Plan and adjustments to the Company’s tax receivable agreement contingent liability) associated with the January 15, 2015 SNB event. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these expenses.

6.	Cybersecurity Incident: An adjustment has been made to eliminate certain costs related to investigative and other professional services, costs of communications with customers and remediation activities associated with the incident. Given the non-recurring nature of these expenses, management believes it is useful to provide the effects of eliminating these expenses.

7.	Reserve for Uncollectible Amounts: The Company established a reserve against an uncollected broker receivable. Given the atypical nature of this expense for us, management believes it is useful to provide the effects of eliminating this item.

A-3

	Reconciliation of U.S. GAAP Reported to Non-GAAP Adjusted Measures(1)
	Three Months Ended December 31,
	2015			2014
	Continuing Ops	Disc Ops	Combined	Continuing Ops	Disc Ops	Combined
Net (loss) income	$(126,551)	$(43,379)	$(169,930)	$18,607	$3,590	$22,197
EBITDA and Other Adjustments
Depreciation and amortization	7,195	-	7,195	7,054	7,098	14,152
Interest on borrowings	22,736	-	22,736	3,065	-	3,065
Loss on derivative liability - Letter Agreement	99,927	-	99,927	-	-	-
Goodwill and held for sale impairment	-	38,840	38,840	-	-	-
Loss on completed dispositions	-	7,114	7,114	-	-	-
Income tax (benefit) provision	(418)	443	25	3,126	1,227	4,353
EBITDA and Other Adjustments	2,889	3,018	5,907	31,852	11,915	43,767
Adjustments
Net Revenues(2)	145	-	145	(7,103)	-	(7,103)
Compensation and benefits(3)	-	-	-	1,512	-	1,512
Allocation of net income to Lucid members for services provided(4)	-	(1,852)	(1,852)	-	2,635	2,635
General and administrative(5)	7,313	1,453	8,766	-	-	-
Bad debt (recovery) expense(6)	(353)	-	(353)	-	-	-
Adjusted EBITDA	$9,994	$2,619	$12,613	$26,261	$14,550	$40,811

(1)	The presentation includes Non-GAAP financial measures. These Non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with U.S. GAAP.

(2)	Represents the $0.1 million charge in Q4 2015 for expected tax receivable payments and the elimination of a $7.1 million benefit in Q4 2014 attributable to the remeasurement of our tax receivable agreement liability to reflect a revised effective tax rate.

(3)	Represents the elimination of stock-based compensation associated with the IPO of $1.5 million in Q4 2014.

(4)	Represents the elimination of the 49.9% of Lucid’s earnings allocated among the non-controlling interests recorded as compensation for U.S. GAAP purposes included in discontinued operations.

(5)	Represents the elimination of a $6.8 million reserve recorded against an uncollected broker receivable, $0.8 million of legal fees resulting from the January 15, 2015 SNB event and other professional fees, $0.5 million of costs related to the cyber incident and a recovery of $0.8 million related to a settlement of a lawsuit, all recorded in continuing operations for Q4 2015, and a $1.5 million reserve for restitution related to pre-August 2010 trade execution practices recorded in discontinued operations in Q4 2015.

(6)	Represents a recovery against the net bad debt expense related to client debit balances associated with the January 15, 2015 SNB event.

A-4

	Reconciliation of U.S. GAAP Reported to Non-GAAP Adjusted Measures(1)
	Twelve Months Ended December 31,
	2015			2014
	Continuing Ops	Disc Ops	Combined	Continuing Ops	Disc Ops	Combined
Net (loss) income	$(814,503)	$(118,294)	$(932,797)	$15,988	$3,659	$19,647
EBITDA and Other Adjustments
Depreciation and amortization	28,331	12,359	40,690	27,560	27,385	54,945
Interest on borrowings	126,560	-	126,560	12,186	-	12,186
Loss on derivative liability - Letter Agreement	354,657	-	354,657	-	-	-
Goodwill and held for sale impairment	9,513	121,525	131,038	-	-	-
Gain on completed dispositions	-	(7,313)	(7,313)	-	-	-
Income tax provision	181,198	5,764	186,962	4,492	1,509	6,001
EBITDA and Other Adjustments	(114,244)	14,041	(100,203)	60,226	32,553	92,779
Adjustments
Net Revenues(2)	(145,079)	-	(145,079)	(7,464)	(3,672)	(11,136)
Compensation and benefits(3)	-	-	-	7,879	272	8,151
Allocation of net income to Lucid members for services provided(4)	-	5,064	5,064	-	9,406	9,406
Communication and technology(5)	-	-	-	-	206	206
General and administrative(6)	11,654	1,453	13,107	7,697	163	7,860
Bad debt expense(7)	256,950	8,408	265,358	-	-	-
Adjusted EBITDA	$9,281	$28,966	$38,247	$68,338	$38,928	$107,266

(1)	The presentation includes Non-GAAP financial measures. These Non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with U.S. GAAP.

(2)	Represents the elimination of a $145.1 million benefit in the twelve months ended December 31, 2015 attributable to the reduction of our tax receivable agreement contingent liability to zero and the elimination of a $7.5 million benefit in the twelve months ended December 31, 2014 attributable to the remeasurement of our tax receivable agreement liability to reflect a revised effective tax rate and the elimination of a $3.7 million benefit recorded to reduce the contingent consideration related to the Faros acquisition recorded in discontinued operations in Q1 2014.

(3)	Represents the elimination of stock-based compensation associated with the IPO of $7.9 million in the twelve months ended December 31, 2014 and the elimination of V3 acquisition costs of $0.3 million included in discontinued operations in Q1 2014.

(4)	Represents the elimination of the 49.9% of Lucid’s earnings allocated among the non-controlling interests recorded as compensation for U.S. GAAP purposes included in discontinued operations.

(5)	Represents the elimination of V3 acquisition costs included in discontinued operations in Q1 2014.

(6)	Represents the elimination of a $6.8 million reserve recorded against an uncollected broker receivable, $4.9 million of legal fees resulting from the January 15, 2015 SNB event and other professional fees, including the elimination of the expense related to the Stockholders Rights Plan, $0.7 million of costs related to the cyber incident and a recovery of $0.8 million related to a settlement of a lawsuit, all recorded in continuing operations in the twelve months ended December 31, 2015, and a $1.5 million reserve for restitution related to pre-August 2010 trade execution practices recorded in discontinued operations in the twelve months ended December 31, 2015, the net expense relating to pre-August 2010 trade execution practices and other regulatory fees and fines of $3.5 million recorded in continuing operations in the twelve months ended December 31, 2014, the elimination of V3 acquisition costs of $0.5 million in continuing operations and $0.2 million in discontinued operations in the twelve months ended December 31, 2014 and $3.6 million of charges related to put option payments for Online Courses recorded in continuing operations in the twelve months ended December 31, 2014.

(7)	Represents the net bad debt expense related to client debit balances associated with the January 15, 2015 SNB event.

A-5

Schedule of Cash and Cash Equivalents and Due to/from Brokers

	December 31, 2015			December 31, 2014
	Continuing Ops	Disc Ops	Combined	Continuing Ops	Disc Ops	Combined
Cash & Cash Equivalents	$203,854	$10,786	$214,640	$256,887	$85,263	$342,150
Due From Brokers	3,781	22,234	26,015	9,772	27,552	37,324
Due to Brokers	(1,073)	-	(1,073)	(15,983)	(330)	(16,313)
Operating Cash	$206,562	$33,020	$239,582	$250,676	$112,485	$363,161

A-6